Exhibit 99.1

                    GSI GROUP REPORTS FOURTH QUARTER RESULTS

    BILLERICA, Mass., Feb. 27 /PRNewswire-FirstCall/ -- GSI Group Inc., (Nasdaq:
GSIG), a supplier of precision technology and semiconductor systems, today announced financial results for the fourth quarter and year ended December 31, 2006.

    Revenue for the quarter ended December 31, 2006 rose 19% to $79.5 million, compared to revenue of $66.5 million for the same period of 2005. Net income for the quarter rose 8% to $4.7 million, or $0.11 per diluted share, compared to net income for the same period in 2005 of $4.4 million, or $0.10 per diluted share, a 10% increase in diluted earnings per share.

    Revenue for the year ended December 31, 2006 rose 20% to $313.6 million, compared to full year 2005 revenue of $260.8 million. For the full year 2006, net income increased 125% to $21.7 million or $0.51 per diluted share, compared to net income for full year 2005 of $9.7 million or $0.23 per diluted share, an increase of 122% in diluted earnings per share.

    Bookings for the fourth quarter ended December 31, 2006 were $81.7 million, compared with bookings of $65.1 million in the third quarter of 2006. This was driven by incoming orders for the wafer repair and encoder product lines. The book to bill ratio was 1.0.

    Fourth Quarter Highlights:

     - Semiconductor Systems revenue of $34.3 million increased 39% over the fourth quarter of 2005.

     - Precision Technology revenue of $47.2 million increased 9% over the fourth quarter of 2005.

     - Cash and cash equivalents increased by $7.3 million in the fourth quarter of 2006 to $138.3 million.

    Dr. Sergio Edelstein, President and CEO commented "I am pleased with the overall level of bookings during the quarter. Demand in four of our nine core product lines, primarily wafer repair systems and encoders, drove the sequential increase in bookings of 26%. Our Asian semiconductor customers are expanding their manufacturing capacity to meet increasing demand in memory for applications such as Microsoft Vista, which are now coming to market. In addition, our new green-laser technology is being adopted by new wafer repair customers."

    The Company anticipates the following for the first quarter of 2007:

     - Revenue to be in the range of $71.0 million to $74.0 million

     - Diluted per share earnings, including restructuring charges related to our U.K. operations, in the range of $2.0 to $2.5 million and including the proceeds of an anticipated legal settlement are expected to be in the range of $0.06 to $0.08.

    Dial In: February 28th at 8:30 a.m. ET

    GSI Group will host a conference call for investors at 8:30 a.m. Eastern on February 28th. Participants are invited to join by dialing (706) 634-5123 with an access code: 8783047. The replay will be available for two weeks by dialing
(706) 645-9291 with the replay passcode: 8783047. The conference call also will be broadcast live over the Internet at www.gsig.com.

    About GSI Group Inc.

    GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.'s common shares are listed on Nasdaq (GSIG).

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and
Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward- looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, risks of currency fluctuations, risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and integrate acquisitions, changes in applicable accounting standards, tax regulations or other external regulatory rules and standards, and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward- looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

    For more information contact: Investor Relations, 978-439-5511, Ray Ruddy, (ext. 6170).

                                 GSI GROUP INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                                       December 31,   December 31,
                                                           2006           2005
                                                       ------------   ------------
                       ASSETS
Current
  Cash and cash equivalents                            $    138,315   $     69,286
  Short-term investments                                          -         26,757
  Accounts receivable, less allowance of
   $911 (December 31, 2005 - $1,592)                         54,546         55,348
  Income taxes receivable                                     5,755          2,517
  Inventories                                                72,703         63,475
  Deferred tax assets                                         7,925         10,630
  Other current assets                                       11,559         20,357
    Total current assets                                    290,803        248,370
Property, plant and equipment, net of
 accumulated depreciation of $28,588
 (December 31, 2005 - $20,608)                               33,511         32,220
Deferred tax assets                                          20,099         20,124
Other assets                                                    710            699
Long-term investments                                           693            613
Intangible assets, net of amortization of
 $6,380 (December 31, 2005 - $4,035)                         14,965         16,834
Patents and acquired technology, net of amortization
 of $35,456 (December 31, 2005 - $30,359)                    24,203         28,163
Goodwill                                                     26,421         26,421
    Total Assets                                       $    411,405   $    373,444

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current
  Accounts payable                                     $     14,002   $     14,998
  Income taxes payable                                            -          2,475
  Accrued compensation and benefits                          13,455          9,212
  Other accrued expenses                                     15,846         13,399
    Total current liabilities                                43,303         40,084
Deferred compensation                                         2,740          2,576
Deferred tax liabilities                                     12,342         13,252
Accrued long term restructuring                               1,141          1,226
Accrued minimum pension liability                             8,806          9,750
    Total liabilities                                        68,332         66,888
Commitments and contingencies
Stockholders' equity
  Common shares, no par value; Authorized shares:
  unlimited; Issued and outstanding: 41,889,804
  (December 31, 2005 - 41,628,171)                          310,635        309,545
  Additional paid-in capital                                  5,314          3,339
  Retained earnings                                          29,431          7,688
  Accumulated other comprehensive loss                       (2,307)       (14,016)
    Total stockholders' equity                              343,073        306,556
                                                       $    411,405   $    373,444

                                 GSI GROUP INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                        Three Months Ended           Twelve Months Ended
                                   ---------------------------   ---------------------------
                                   December 31,   December 31,   December 31,   December 31,
                                       2006           2005           2006           2005
                                   ------------   ------------   ------------   ------------
Sales                              $     79,458   $     66,493   $    313,609   $    260,784
Cost of goods sold                       46,808         37,944        183,448        156,914
Gross profit                             32,650         28,549        130,161        103,870
Operating expenses:
  Research and development
   and engineering                        8,204          6,703         30,639         25,671
  Selling, general and
   administrative and other              17,245         14,958         64,871         59,995
  Amortization of
   purchased intangibles                  1,719          1,623          6,794          6,656
  Restructuring                              50            457            110            457
  Other                                    (167)           (50)          (672)          (355)
    Total operating expenses             27,051         23,691        101,742         92,424
Income from operations                    5,599          4,858         28,419         11,446
  Interest and other income, net          1,289            325          3,805          1,512
  Foreign exchange transaction
   gains (losses)                          (262)           315         (1,420)           906
Income before income taxes                6,626          5,498         30,804         13,864
Income tax provision                      1,899          1,118          9,061          4,207
Net income                         $      4,727   $      4,380   $     21,743   $      9,657
Net income per common share:
  Basic                            $       0.11   $       0.11   $       0.52   $       0.23
  Diluted                          $       0.11   $       0.10   $       0.51   $       0.23
Weighted average common shares
 outstanding (000's)                     41,835         41,618         41,896         41,548
Weighted average common shares
 outstanding for diluted net
 income per common share (000's)         42,025         41,968         42,251         41,856

                                 GSI GROUP INC.
                  Consolidated Analysis By Segment (unaudited)
                           (thousands of U.S. dollars)

                                        Three Months Ended           Twelve Months Ended
                                   ---------------------------   ---------------------------
                                   December 31,   December 31,   December 31,   December 31,
                                       2006           2005           2006           2005
                                   ------------   ------------   ------------   ------------
Sales:
Precision Technology Business      $     47,191   $     43,144   $    196,708   $    179,480

Semiconductor Systems Business           34,289         24,589        127,605         88,201

Intersegment sales elimination           (2,022)        (1,240)       (10,704)        (6,897)

Total                              $     79,458   $     66,493   $    313,609   $    260,784

Gross profit %:
Precision Technology Business              37.7%          38.6%          39.6%          38.2%
Semiconductor Systems Business             42.9%          47.4%          40.9%          39.6%
Intersegment sales elimination             -7.0%         -11.8%             -           -2.1%
Total                                      41.1%          42.8%          41.5%          39.8%

                                 GSI GROUP INC.
          Consolidated Sales Analysis By Geographic Region (unaudited)
                           (millions of U.S. dollars)

                                      Three Months Ended
                          -----------------------------------------
                           December 31, 2006     December 31, 2005
                          -------------------   -------------------
                                       % of                  % of
                           Sales      Total      Sales      Total
                          --------   --------   --------   --------
North America             $   23.5         30%  $   26.9         41%
Latin and South America        0.2          -        0.3          -
Europe (EMEA)                 11.4         14       10.8         16
Japan                         20.3         26       11.0         17
Asia-Pacific, other           24.1         30       17.5         26
  Total                   $   79.5        100%  $   66.5        100%

                                     Twelve Months Ended
                          -----------------------------------------
                           December 31, 2006     December 31, 2005
                          -------------------   -------------------
                                       % of                  % of
                           Sales      Total      Sales      Total
                          --------   --------   --------   --------
North America             $   91.6         29%  $  104.8         40%
Latin and South America        1.3          -        1.4          1
Europe (EMEA)                 50.6         16       44.7         17
Japan                         56.5         18       44.7         17
Asia-Pacific, other          113.6         37       65.2         25
  Total                   $  313.6        100%  $  260.8        100%

SOURCE GSI Group Inc.
    -0-                             02/27/2007
    /CONTACT:  Investor Relations, Ray Ruddy of GSI Group Inc.,
+1-978-439-5511 (ext. 6170)/
    /Company News On-Call: http://www.prnewswire.com/comp/107189.html / /Web site: http://www.gsig.com /
    (GSIG)